UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2007
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3399 Peachtree Road, Suite 1500
Atlanta, Georgia	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 814-4200
______________
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 27, 2007, Novelis Inc. (the “Company”) entered into indemnity agreements (the “Agreements”) with the following executive officers: Martha Brooks, Steve Fisher, and Les Parrette (the “Executive Officers”). The form of the Agreements is filed with this report as Exhibit 10.1 and is incorporated herein by reference.
     Pursuant to the Agreements, the Company consents to indemnify each of the Executive Officers in their capacities as directors of Novelis Aluminum Holding Company (“NAHC”), a subsidiary of the Company. Accordingly, the Company shall indemnify the Executive Officers against all liability to the extent permitted by law and shall make advance payments for expenses to the executive in respect of any claim, action suit or proceeding. However, the Company will not be obligated to indemnify the Executive Officers if (a) they have not acted honestly and in good faith with a view towards the best interests of the Company and (b) the Executive Officer does not have reasonable grounds for believing that his/her conduct was lawful in the case of a criminal or administrative action or proceeding. In the event an Executive Officer makes a declaration, undertaking, or other commitment in respect of NAHC’s solvency, the Company agrees to do all things necessary within its power to ensure the declaration, undertaking, or commitment is satisfied in all respects (assuming that the Executive Officer acted honestly and in good faith with a view to the best interest of the Company). The Company shall also pay the executive Officer any amount necessary to cover any income taxes payable as a result of the Agreements. Finally, the Agreements are binding on the Company, its successors and assigns and creates third party beneficiary rights in the Executive Officers’ legal representative, heirs, successors and assigns.
Item 3.02 Unregistered Sales of Equity Securities
     On June 22, 2007, the Company issued 2,044,122 additional shares of common stock to AV Aluminum, a subsidiary of Hindalco Industries Limited, for $44.93 per share resulting in an additional equity contribution of approximately $92 million. This contribution was equal in amount to certain payments made by the Company related to change in control compensation to certain employees and directors, lender fees and other Company transaction costs associated with Hindalco’s acquisition of the Company.
Item 5.03 Change in Fiscal Year
     On June 26, 2007, the Board of Directors of the Company approved a change in the Company’s fiscal year from December 31 to March 31.
     The Company will file with the SEC a report on Form 10-Q for the transition period ended March 31, 2007 by August 10, 2007 (or 45 days from the date of Board determination).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Indemnity Agreement between Novelis Inc. and certain executive officers dated as of June 27, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: June 27, 2007
	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Form of Indemnity Agreement between Novelis Inc. and certain executive officers dated as of June 27, 2007